                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  June 27, 1998


                    Physio Control International Corporation
             (Exact name of registrant as specified in its charter)


       Washington               0-27242                       91-1673799
     (State or Other          (Commission                   (I.R.S. Employer
       Jurisdiction           File Number)                  Identification No.)
     of Incorporation)


         11811 Willows Road N.E. Redmond, WA               98073-9706

         (Address of principle executive offices)          (Zip Code)


  Registrant's telephone number, including area code:         (425) 867-4000


                                   Not Applicable
         (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     Pursuant to the Agreement and Plan of Merger (the "Agreement") between Medtronic, Inc. ("Medtronic") and Physio Control International Corporation ("Physio") dated June 27, 1998, a wholly owned subsidiary of Medtronic will be merged with and into Physio (the "Merger") and Physio, the surviving corporation, will become a wholly-owned subsidiary of Medtronic. As a result of the Merger, all shares of Physio capital stock issued and outstanding immediately prior to the Merger shall be canceled and converted automatically into the right to receive per share an amount equal to $27.50 payable in Medtronic common stock (using for this calculation the closing price of Medtronic common stock on the New York Stock Exchange for the 19 consecutive trading days ending on and including the trading day immediately preceding the effective time of the Merger).

     The transaction is subject to conditions described in the Agreement, including the receipt of the requisite approval of the stockholders of Physio (at a meeting of the stockholders of Physio which is estimated to occur in September, 1998) and the expiration or termination of the applicable Hart-Scott-Rodino waiting period.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits

          2. Agreement and Plan of Merger by and Among Medtronic, Inc., PC Merger Corp., and Physio-Control International Corporation, dated June 27, 1998.

                               EXHIBITS INDEX

                                                                         Form
                                                                          8-K
                                                                       sequence
No.                                                                    Page No.
---   --------------------------------------------------------------   ---------
 2.   Agreement and Plan of Merger by and Among Medtronic, Inc., PC       4
      Merger Corp., and Physio-Control International Corporation,
      dated June 27, 1998.


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                                     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date: July 9, 1998              By:  Physio-Control International Corporation
                                     (Registrant)

                                By:  /s/ V. Marc Droppert
                                     -----------------------------------------
                                     V. Marc Droppert
                                     Executive Vice President
                                     Law, Human Resources & Corporate Affairs,
                                     and Secretary